Exhibit 3.01 to Eastman Chemical Company Current Report on Form 8-K -- Text of February 18, 2016 Proxy Access Bylaw Amendments

EASTMAN CHEMICAL COMPANY BYLAWS

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[Amended text of Section 2.7 marked in red with new text italicized and underlined and deleted text struck through]

SECTION II
Meetings of Stockholders
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Section 2.7. Stockholder Nominations and Proposals. (a) No proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Article V of the Certificate of Incorporation) acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal. The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

(b) Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make recommendations, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.7 (a “Stockholder Nomination”) and the procedures set forth in Section 2.8, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.7 or the procedures set forth in Section 2.8. Nominations by stockholders under this Section 2.7 shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships currently held, or held within the preceding five years, by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether, in the last ten years, such nominee has been ~~convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy~~ subject to any event specified in Item 401(f) of Regulation S-K of the Securities Exchange Act of 1934 or any successor provision which ~~conviction, order, finding, decree or proceeding~~ may be material to an evaluation of the ability or integrity of the nominee; (F) whether the nominee is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or has received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”); and (G) all information relevant to a determination of the nominee's status as to "independence," including references to the criteria established by the New York Stock Exchange (or any other exchange or quotation system on which the Corporation's equity securities are then listed or quoted) and the Corporation's Corporate Governance Guidelines, in each case as in effect at the time of such Stockholder Nomination; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Person, (y) the name and address of such Person as they appear on the

Corporation's books (if they so appear), and (z) the class and number of shares of the Corporation that are beneficially owned by such Person~~; and (iii) if the Person submitting the Nomination Notice is seeking to have the nominee included as such in the Corporation’s proxy statement for the Stockholder Nomination, the information required by Rule 14a-11 under the Securities Exchange Act of 1934~~. The Nomination Notice shall include (1) a written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, ~~and~~ (2) a written representation (in a form deemed satisfactory by the Secretary) that the nominee has read and agrees, if elected to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors, (3) a written representation and agreement (in the form provided by the Secretary upon written request) signed by the nominee that the nominee is not and will not become a party to any Third-Party Compensation Arrangement or any agreement, arrangement or understanding with any person or entity as to how the nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation. If the presiding officer at any stockholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

(c) In the case of an annual meeting of stockholders, Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no earlier than 150 days and not later than 120 days prior to the date on which the notice of the immediately preceding year's annual meeting of stockholders was first sent to the stockholders of the Corporation, provided that in the event that the date of such annual meeting is more than 30 days before or 70 days after its anniversary date, the Nomination Notice and Stockholder Proposals must be so delivered not later than the later of (i) 120 days prior to such annual meeting or (ii) 10 days following the day on which a public announcement of the annual meeting date is first made. In the case of a special meeting of stockholders, Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the 15th day following the day on which notice of the date of a special meeting of stockholders was given.

[entirety of Section 2.8 is new, and remaining sections in “Section II - Meetings of Stockholders” are renumbered.]

Section 2.8. Inclusion of Director Nominations by Stockholders in the Corporation’s Proxy Materials.

(a) Subject to the terms and conditions set forth in these Bylaws (including the provisions of Section 2.7 concerning Stockholder Nominations), the Corporation shall include in its proxy statement and form of proxy (hereinafter, the “proxy materials”) for an annual meeting of stockholders for the election of directors, in addition to the persons selected and recommended for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Proxy Access Stockholder Nominee”) to the Board of Directors by one or more Stockholders that satisfies the notice, ownership and other requirements of this Section 2.8 (such person or group who nominates a Proxy Access Stockholder Nominee, the “Eligible Stockholder”).

(b) To nominate a Proxy Access Stockholder Nominee, the Eligible Stockholder must provide a written notice that expressly elects to have its Proxy Access Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.8 (the “Notice of Proxy Access Nomination”). To be timely, a Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive office of the Corporation during the period for delivery of Nomination Notices and Stockholder Proposals described in Section 2.7(c) of these Bylaws (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In addition to other requirements set forth in this Section 2.8, the Notice of Proxy Access Nomination must include the name and address of the Eligible Stockholder (including each stockholder and beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder).

(c) For purposes of this Section 2.8, the “Required Information” that the Corporation will include in its proxy materials is (i) the information concerning the Proxy Access Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy materials by the regulations promulgated under the Securities Exchange Act of 1934; and (ii) if the Eligible Stockholder so elects, a Statement (defined below). Nothing in this Section 2.8 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Proxy Access Stockholder Nominee.

(d) The maximum number of Proxy Access Stockholder Nominees (including Proxy Access Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.8 but either are subsequently withdrawn or that the Board of Directors decides to select and recommend as Board of Director nominees under Section 2.7 of these Bylaws) that may appear in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the Final Proxy Access Nomination Date, or if such number is not a whole number, the closest whole number below 20% (the “Permitted Number”) but not less than one; provided, however, that the Permitted Number shall be reduced by the number of such director candidates for which the Corporation shall have received one or more valid notices that a stockholder (other than an Eligible Stockholder) intends to nominate director candidates at such applicable annual meeting of stockholders pursuant to Section 2.7 of these Bylaws; provided, further, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors reduces the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Proxy Access Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.8 exceeds the Permitted Number, each Eligible Stockholder will select one Proxy Access Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, with preference provided based on the number (largest to smallest) of shares owned by each Eligible Stockholder pursuant to this Section 2.8. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e) An Eligible Stockholder is one or more stockholders who owns and has owned, or are acting on behalf of one or more beneficial owners who own and have owned (as defined below), for at least three years as of the date the Notice of Proxy Access Nomination is received by the Corporation, shares representing at least 3% of the voting power entitled to vote generally in the election of directors (the “Required Shares”), and who continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is received by the Corporation and the date of the applicable annual meeting of stockholders, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more funds that are (i) under common management and investment control or (ii) under common management and funded primarily by a single employer (such funds together under each of (i) or (ii) comprising a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 2.8(e), and treated as one person for the purpose of determining ownership in Section 2.8(f), provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 2.8. No stockholder or beneficial holder may be a member of more than one group constituting an Eligible Stockholder under this Section 2.8.

(f)     For purposes of calculating the Required Shares, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) that a person has sold in any transaction that has not been settled or closed, (B) that a person has borrowed or purchased pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by a person, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of any such shares, or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares, provided that this provision shall not alter the obligations of any stockholder to provide the Notice of Proxy Access Nomination. Ownership of shares shall be deemed to continue during any period in which shares have been loaned if the person claiming ownership has the power to recall such loaned shares on three business days’ notice and the person recalls the loaned shares within three business days of being notified that its Proxy Access Stockholder Nominee will be included in the Corporation’s proxy materials for the applicable annual meeting, and the person holds the recalled shares through such annual meeting. Ownership of shares shall be deemed to continue during any period in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. For purposes of this Section 2.8, the determination of the extent of “ownership” of shares shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for the purposes of this Section 2.8.

(g) No later than the Final Proxy Access Nomination Date, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) must provide the following information in writing to the Secretary: (i) all of the information required pursuant to Section 2.7(b) as if the Notice of Proxy Access Nomination was a Nomination Notice; (ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of the date the Notice of Proxy Access Nomination is sent to the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required

Shares, and the Eligible Stockholder’s agreement to provide (A) within five business days after the record date for the applicable annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders; (iii) the written consent of each Proxy Access Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected; and (iv) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Securities Exchange Act of 1934. In addition, no later than the Final Proxy Access Nomination Date, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and beneficial owner whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder) must provide to the Secretary a signed and written (i) representation of the Eligible Stockholder that such Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) intends to maintain qualifying ownership of the Required Shares through the date of the applicable annual meeting of stockholders, (C) has not nominated and will not nominate for election to the Board of Directors at the applicable annual meeting of stockholders any person other than its Proxy Access Stockholder Nominee, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934 in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Proxy Access Stockholder Nominee(s) or a nominee of the Board of Directors, (E) will not distribute to any stockholder any form of proxy for the applicable annual meeting of stockholders other than the form distributed by the Corporation, and (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise will comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.8; (ii) in the case of a nomination by a group of stockholders that together constitutes an Eligible Stockholder, designation by all such group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (iii) undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Proxy Access Stockholder Nominee pursuant to this Section 2.8, and (C) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Proxy Access Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Securities Exchange Act of 1934 or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Securities Exchange Act of 1934. In addition, no later than the Final Proxy Access Nomination Date, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds comprising the Qualifying Fund are either (i) under common management and investment control or (ii) under common management and funded primarily by a single employer.

(h) The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 2.8 is provided, a written statement for inclusion in the Corporation’s proxy materials for the applicable annual meeting of stockholders, not to exceed 500 words, in support of the Eligible Stockholder’s Proxy Access Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.8, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(i) No later than the Final Proxy Access Nomination Date, each Proxy Access Stockholder Nominee must: (i) provide to the Secretary all of the consents, representations, and agreements required pursuant to Section 2.7(b) as if the Proxy Access Stockholder Nominee was a nominee; (ii) submit to the Secretary all completed and signed questionnaires required of the Corporation’s directors and nominees for election to the Board of Directors within five business days of receipt of each such questionnaire from the Corporation; and (iii) provide to the Secretary within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine (A) such Proxy Access Stockholder Nominee’s status as to “independence”, including references to the criteria established by the New York Stock Exchange (or any other exchange or quotation system on which the Corporation’s equity securities are listed), any applicable rules of the Securities and Exchange Commission and the Corporation’s Corporate Governance Guidelines, (B) if such Proxy Access Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines,

and (C) if such Proxy Access Stockholder Nominee is not and has not been subject to any event specified in Item 401(f) of Regulation S-K of the Securities Exchange Act of 1934 or any successor provision. In the event that any information or communications provided by the Eligible Stockholder or the Proxy Access Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.

(j) Any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at that annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the Proxy Access Stockholder Nominee’s election, will be ineligible to be a Proxy Access Stockholder Nominee pursuant to this Section 2.8 for the next two annual meetings of stockholders. Any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.8 or any other provision of the Corporation’s Bylaws, Certificate of Incorporation, Corporate Governance Guidelines or other applicable regulation at any time before the applicable annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders and may not be substituted by the Eligible Stockholder that nominated such Proxy Access Stockholder Nominee. Any Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) whose Proxy Access Stockholder Nominee is elected as a director at the annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Proxy Access Stockholder Nominee for the following two (2) annual meetings of stockholders other than the nomination of such previously elected Proxy Access Stockholder Nominee.

(k) The Corporation shall not be required to include, pursuant to this Section 2.8, a Proxy Access Stockholder Nominee in its proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Proxy Access Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation: (i) if the Proxy Access Stockholder Nominee or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who has nominated such Proxy Access Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934 in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Proxy Access Stockholder Nominee(s) or a nominee of the Board of Directors; (ii) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934 in support of the election of any individual as a director at the applicable annual meeting of stockholders other than a nominee of the Board of Directors; (iii) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors; (iv) who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, is not a “non-employee director” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule), is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. securities exchanges upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation; (vi) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (vii) whose then-current or within the preceding ten years’ business or personal interests place such Proxy Access Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Proxy Access Stockholder Nominee to violate any fiduciary duties of directors established pursuant to the Delaware General Corporation Law, including but not limited to, the duty of loyalty and duty of care, as determined by the Board of Directors; (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; (ix) if such Proxy Access Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof; (x) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) and the Proxy Access Stockholder Nominee do not appear at the applicable annual meeting of stockholders to present the Proxy Access Stockholder Nominee for election; (xi) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Proxy Access Stockholder Nominee otherwise breaches or fails to comply with or the Board of Directors determines it has breached its representations or obligations pursuant to these Bylaws, including, without limitation, this Section 2.8; (xii) the

Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting; or (xiii) upon a determination of by the Board of Directors or any committee thereof that (A) the information provided pursuant to this Section 2.8 to the Corporation by such individual or by the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who nominated such individual was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (B) such individual, or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who nominated such individual, shall have breached or failed to comply with its agreements, representations undertakings or obligations pursuant to these Bylaws, including, without limitation, this Section 2.8. For the purpose of this paragraph, clauses (iii) through (xiii) will result in the exclusion from the proxy materials pursuant to this Section 2.8 of the specific Proxy Access Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Proxy Access Stockholder Nominee; however, clauses (i) and (ii) will result in the exclusion from the proxy materials pursuant to this Section 2.8 of all Proxy Access Stockholder Nominees from the applicable annual meeting of Stockholders, or, if the proxy statement already has been filed, the ineligibility of all Proxy Access Stockholder Nominees.